Exhibit 10.12

THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), is made and entered into as of September 9, 2024, by and among PARKER DRILLING COMPANY, a Delaware corporation (the “Parent Borrower”), certain Subsidiaries of the Parent Borrower that are designated as a “Borrower” on the signature pages hereto (each a “Subsidiary Borrower” and together with the Parent Borrower, collectively, the “Borrowers”), certain Subsidiaries of the Parent Borrower that are designated as a “Guarantor” on the signature pages hereto (collectively, the “Guarantors”), the financial institutions party to this Amendment (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association (“Bank of America”), as administrative agent for the Lenders (in such capacity, “Administrative Agent”) and an L/C Issuer.

A. The Borrowers and the Guarantors have entered into that certain Amended and Restated Credit Agreement dated as of October 8, 2019 (as amended by the First Amendment to Amended and Restated Credit Agreement dated as of March 26, 2021, as further amended by the Second Amendment to Amended and Restated Credit Agreement dated as of March 30, 2023 and as further supplemented or modified from time to time prior to the date hereof, the “Credit Agreement”), with the Lenders party thereto and the Administrative Agent;

B. The Borrowers wish to extend the Maturity Date and make certain other changes to the Credit Agreement to, which the Lenders and the Administrative Agent are willing to do subject to the terms and conditions provided herein.

C. In consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. All terms used herein that are defined in the Credit Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

2. Amendments.

(a) Existing Definitions. Section 1.1 of the Credit Agreement is hereby amended by modifying the following existing definitions set forth therein as follows:

“Applicable Rate” means, with respect to any Type of Loan and other Obligations specified below, the applicable percentage per annum set forth below for each fiscal quarter (each an “Applicable Quarter”) determined by reference to the average daily Availability as a percentage of the Line Cap during the fiscal quarter immediately preceding such Applicable Quarter (as to each Applicable Quarter, the “Reference Quarter”) as determined by the Administrative Agent based on the Borrowing Base Certificates delivered by the Borrowers to the Administrative Agent:

Pricing Level	Average Daily Availability	Term SOFR Loans and Letters of Credit	Base Rate Loans
I	>66.67%	2.00%	1.00%
II	≤66.67% but >33.33%	2.25%	1.25%
III	≤33.33%	2.50%	1.50%

Any increase or decrease in the Applicable Rate for any Applicable Quarter resulting from a change in the average daily Availability for the applicable Reference Quarter shall become effective as of the first day of the first calendar month in the Applicable Quarter. If the Administrative Agent is unable to calculate average daily Availability for any Reference Quarter due to Borrowers’ failure to deliver any Borrowing Base Certificate when required pursuant to Section 6.1(d), then, at the option of the Administrative Agent or the Required Lenders, Pricing Level III shall apply during the Applicable Quarter until the date of delivery of such Borrowing Base Certificate.

“Collateral Documents” means, collectively, the Security Agreement, the Mortgages, each of the supplements (or amendments and/or restatements, as applicable) to any of the foregoing, any Control Agreements, mortgages, collateral assignments, Security Agreement Supplements, security agreements (including intellectual property security agreements), pledge agreements or other similar agreements, instruments, filings or recordings (and amendments to the foregoing, as applicable) delivered to the Administrative Agent pursuant to Section 6.9, and each of the other agreements, instruments, documents, filings or recordings that creates or purports to create (or continue) a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

“L/C Issuer” means (a) in respect of the Existing Letters of Credit only, Bank of America and (b) in respect of each Letter of Credit issued hereunder on or after the Closing Date, (i) Bank of America in its capacity as an issuer of Letters of Credit hereunder, (ii) any other Lender from time to time designated by the Parent Borrower as an L/C Issuer with the consent of such Lender and the Administrative Agent, or (iii) any successor issuer of Letters of Credit hereunder.

“L/C Issuer Sublimit” means, in the case of Bank of America, an amount equal to 100% of the Letter of Credit Sublimit, as such percentage may be adjusted from time to time by the agreement of the L/C Issuers.

“Maturity Date” means the earlier to occur of (a) September 9, 2029 and (b) the date that is ninety-one (91) days prior to the final scheduled maturity of (i) any Indebtedness incurred under the Term Loan Credit Agreement or any Refinancing Debt in respect thereof, including the Refinancing Term Loan Obligations and (ii) any other Indebtedness (other than Capitalized Leases, Synthetic Lease Obligations, Indebtedness among Loan Parties and Non-Recourse Debt) for borrowed money of the Loan Parties having an aggregate principal amount in excess of the Threshold Amount, in each case with respect to this subclause (b), as such date may be amended and/or extended, including pursuant to any refinancing or replacement thereof; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Specified Personal Property” means any Property of a type in which a Lien is purported to be granted pursuant to the Security Agreement or any Mortgage.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

(b) Deleted Definition. Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Lux Security Agreements” therefrom.

(c) The Letter of Credit Commitment. Section 2.3(a) of the Credit Agreement is hereby amended by deleting clause (vii) therefrom.

(d) Additional Collateral. Section 6.9(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a) With respect to any Specified Personal Property acquired after the Closing Date as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly following such acquisition (i) execute and deliver to the Administrative Agent such amendments or supplements to the Security Agreement or Mortgages or such other documents as the Administrative Agent reasonably deems necessary to grant to the Administrative Agent, for the benefit of the Secured Parties, a Lien in such Property, (ii) take all actions necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority Lien (or after the Specified Refinancing Effective Date solely with respect to Term Loan Priority Collateral, a perfected second priority Lien) in such Property, subject to Permitted Liens, including without limitation, the filing of UCC financing statements (or equivalent documentation) in such jurisdictions as may be required by the Security Agreement or by Law or as may be requested by the Administrative Agent and the recording of such amendment or supplement with the United States Coast Guard, if applicable, and (iii) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

(e) Appraisal of Collateral. Section 6.12(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b) At any time upon the Administrative Agent’s request, promptly provide the Administrative Agent with appraisals of the Quail Rental Assets not more frequently than one time in any calendar year from an appraiser selected and engaged by the Administrative Agent, and prepared on a basis reasonably satisfactory to the Administrative Agent, such appraisals to include, without limitation, information required by applicable Laws; provided that if Availability is at any time less than $16,000,000 during any calendar year, the Parent Borrower shall provide the Administrative Agent with a second such appraisal of the Quail Rental Assets during such calendar year; provided, further, that when an Event of Default has occurred and is continuing, there shall be no limitation on the number or frequency of appraisals that shall be at the sole expense of the Parent Borrower. The Parent Borrower shall reimburse the Administrative Agent for all reasonable charges, costs and expenses related thereto with respect to the appraisals made during each calendar year pursuant to the immediately preceding sentence.

(f) Confidentiality. Section 10.7 of the Credit Agreement is hereby amended to add the following sentence to the end third paragraph thereof:

For the avoidance of doubt, nothing herein prohibits any individual from communicating or disclosing information regarding suspected violations of laws, rules, or regulations to a governmental, regulatory or self-regulatory authority.

(g) Commitments and Applicable Percentages. The “Commitments and Applicable Percentages” table set forth on Schedule 2.1 to the Credit Agreement is amended and restated in its entirety as set forth on Annex 1 attached hereto.

3. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above only upon satisfaction in full (or written waiver by the Administrative Agent) of the following conditions precedent to the satisfaction of Administrative Agent and the Lenders (the “Amendment Effective Date”):

(a) Delivery of Documents. Administrative Agent shall have received on or before the Amendment Effective Date the following, each in form and substance satisfactory to Administrative Agent and, unless indicated otherwise, dated the Amendment Effective Date:

(i) this Amendment, duly executed by the Borrowers, the Guarantors, Administrative Agent, the Lenders and the Exiting Lender (as defined below);

(ii) that certain Fee Letter dated on or about the date hereof, duly executed by the Borrowers and Administrative Agent;

(iii) certificates, in form and substance reasonably satisfactory to Administrative Agent, from a Responsible Officer of each Loan Party certifying, after giving effect to this Amendment and the other transactions contemplated hereunder, (A) that there has been no change to the Loan Parties’ Organization Documents since the Closing Date (or otherwise attaching such changed Organization Documents); (B) resolutions authorizing execution and delivery of this Amendment and the other transactions contemplated hereunder and (C) as to the matters set forth in Sections 3(c) and 3(d) below; and

(iv) good standing certificates of each Loan Party, issued by the Secretary of State or other appropriate official of such Loan Party’s jurisdiction of organization.

(b) Fees and Expenses. The Borrowers shall have paid all fees and expenses to be paid to Administrative Agent or incurred on or prior to the Amendment Effective Date that are required to be paid under the Loan Documents, including all accrued fees of Administrative Agent’s legal counsel.

(c) Representations and Warranties. The representations and warranties contained in this Amendment and in Article V of the Credit Agreement (after giving effect to this Amendment) and in each other Loan Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of the Amendment Effective Date as though made on and as of such date (except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case, such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date).

(d) No Default; Event of Default. No Default or Event of Default shall have occurred and be continuing on the Amendment Effective Date or result from this Amendment becoming effective in accordance with its terms.

4. Representations and Warranties. The Borrowers hereby represent and warrant to Administrative Agent and Lenders as follows:

(a) Representations and Warranties. After giving effect to this Amendment, the representations and warranties herein, in Article V of the Credit Agreement and in each other Loan Document are true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such date as though made on and as of such date (except to the extent that any such representation or warranty expressly relates solely to an earlier date, in which case, such representation or warranty shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to materiality in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date).

(b) No Default. No Default or Event of Default has occurred and is continuing as of the Amendment Effective Date or would result from this Amendment becoming effective in accordance with its terms.

(c) Authorization, Etc. Each Loan Party is duly authorized to execute, deliver and perform this Amendment and each other Loan Document to which it is a party. The execution, delivery and performance of the Loan Documents, as amended hereby, have been duly authorized by all necessary action, and do not (i) contravene the terms of any Loan Party’s Organization Documents; (ii) conflict with or result in any breach or contravention of, under, or require any payment to be made under any Contractual Obligation to which a Loan Party is a party or affecting a Loan Party or the properties of a Loan Party or any of its Material Subsidiaries, except for conflicts, breaches or contraventions that could not reasonably be expected to result in a Material Adverse Effect, (iii) violate any Law or any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which a Loan Party or its property is subject; or (iv) result in the creation or imposition of any Lien on any property of the Borrowers or any Material Subsidiary except Liens created under the Loan Documents.

(d) Enforceability of Loan Documents. This Amendment is, and each other Loan Document to which any Loan Party is a party is, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, except as enforceability may be limited by equitable principles or by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally.

(e) Governmental Approvals. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment or any other Loan Document.

5. Continued Effectiveness of the Credit Agreement and Other Loan Documents. Each Loan Party hereby (a) acknowledges and consents to this Amendment, (b) confirms and agrees that the Credit Agreement and each other Loan Document to which it is a party, in each case, to the extent amended hereby, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Amendment Effective Date, all references in any such Loan Document to the “Credit Agreement”, the “Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (c) confirms and agrees that, to the extent that any such Loan Document purports to assign or pledge to Administrative Agent, for the benefit of it and the Lenders, or to grant to Administrative Agent, for the benefit of it and the Lenders, a security interest in or Lien on any Collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Credit Agreement and the other Loan Documents, such pledge, assignment and/or grant of the security interest or Lien is hereby ratified and confirmed in all respects. This Amendment does not and shall not affect any of the obligations of the Loan Parties, other than as expressly provided herein, including, without limitation, the Loan Parties’ obligations to repay the Loans in accordance with the terms of the Credit Agreement or the obligations of the Loan Parties under any Loan Document to which they are a party, all of which obligations, as amended hereby, shall remain in full force and effect and are hereby ratified and confirmed. The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Administrative Agent or any Lender under the Credit Agreement or any other Loan Document nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

6. No Novation. Nothing herein contained shall be construed as a substitution or novation of the Obligations outstanding under the Credit Agreement or instruments securing the same, which shall remain in full force and effect, except as modified hereby.

7. No Representations by Administrative Agent or Lenders. Each Loan Party hereby acknowledges that it has not relied on any representation, written or oral, express or implied, by Administrative Agent or any Lender, other than those expressly contained herein, in entering into this Amendment.

8. Further Assurances. The Loan Parties shall execute any and all further documents, agreements and instruments, and take all further actions, as may be required under any applicable Law or as Administrative Agent may reasonably request, in order to effect the purposes of this Amendment.

9. Release. Each Loan Party hereby acknowledges and agrees that neither it nor any of its Subsidiaries has any Claim (as defined below) against Administrative Agent or any Lender (or any of the directors, officers, employees, agents, attorneys or consultants of any of the foregoing). Notwithstanding the foregoing, Administrative Agent and the Lenders wish (and the Loan Parties agree) to eliminate any possibility that any conditions, acts, omissions, events or circumstances arising prior to the Amendment Effective Date directly out of, connected with or related to this Amendment, the Credit Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, would impair or otherwise adversely affect any of their rights, interests, security and/or remedies under the Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Loan Party (for itself and its Subsidiaries and Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release, waive and forever discharge Administrative Agent and the Lenders, together with their respective Affiliates, and each of the directors, officers, employees, agents, attorneys and consultants of each of the foregoing (collectively, the “Released Parties”), from any and all debts, claims, allegations, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description other than fraud or willful misconduct, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done, in each case, on or prior to the Amendment Effective Date directly arising out of, connected with or related to this Amendment, the Credit Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of Administrative Agent or any Lender contained therein, or the making of any Loans or other advances under the Loan Documents or the management of such Loans or other advances or the Collateral (each of the foregoing, a “Claim”).

10. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart of this Amendment.

(b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(c) UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AMENDMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES THAT WOULD SELECT THE LAWS OF A DIFFERENT STATE EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

(d) Each Loan Party hereby acknowledges and agrees that this Amendment constitutes a “Loan Document” under the Credit Agreement.

(e) Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

11. Exiting Lender Consents. By its execution of this Amendment, Deutsche Bank AG New York Branch (the “Exiting Lender”) hereby (a) consents to this Amendment in its capacity as a Lender and a L/C Issuer under the Credit Agreement solely for purposes of Section 10.1 of the Credit Agreement, and (b) acknowledges and agrees to this Section 11. Each of the parties hereto hereby agrees and confirms that after giving effect to this Amendment, the Exiting Lender’s Commitment shall be reduced to $0.00, the Exiting Lender’s Commitment to lend and all other obligations of the Exiting Lender under the Credit Agreement shall be terminated (other than any obligations that expressly survive the termination or departure of a Lender under the Loan Documents in accordance with their terms), and the Exiting Lender shall cease to be a Lender and a L/C Issuer for all purposes under the Loan Documents.

[Remainder of Page Intentionally Left Blank;

Signature Page(s) Follow(s).]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered as of the date set forth on the first page hereof.

BORROWERS:

PARKER DRILLING COMPANY

By:	/s/ Michael W. Sumruld
	Name:	Michael W. Sumruld
	Title:	Senior Vice President and Chief Financial Officer

PARKER DRILLING ARCTIC OPERATING, LLC
PARKER DRILLING COMPANY NORTH AMERICA, LLC
QUAIL SERVICES, LLC
PARKER DRILLING OFFSHORE USA, L.L.C.
QUAIL TOOLS, LLC

By:	/s/ Michael W. Sumruld
	Name:	Michael W. Sumruld
	Title:	Vice President

GUARANTORS:

PARKER DRILLING MANAGEMENT SERVICES, LTD.
PARKER DRILLING OFFSHORE COMPANY, LLC
PARKER NORTH AMERICA OPERATIONS, LLC
PARKER TECHNOLOGY, LLC
2M-TEK, LLC

By:	/s/ Michael W. Sumruld
	Name:	Michael W. Sumruld
	Title:	Vice President

Signature Page to

Third Amendment to Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Administrative Agent, a Lender and an L/C Issuer

By:	/s/ Thomas Pietro
	Name:	Thomas Pietro
	Title:	Assistant Vice President

Signature Page to

Third Amendment to Amended and Restated Credit Agreement

DEUTSCHE BANK AG NEW YORK BRANCH, as Exiting Lender

By:	/s/ Philip Tancorra
	Name:	Philip Tancorra
	Title:	Director

By:	/s/ Suzan Onal
	Name:	Suzan Onal
	Title:	Director

Signature Page to

Third Amendment to Amended and Restated Credit Agreement

ANNEX 1

SCHEDULE 2.1

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Revolving Credit Commitment	Revolving Credit Applicable Percentage
Bank of America, N.A.	$40,000,000.00	100.000000000%

TOTAL	$40,000,000.00	100.000000000%